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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 (File No. ___________) of our report dated January 25, 1996, except for the matter discussed in Note 11, for which the date is March 21, 1996, on our audits of the consolidated financial statements of McAfee Associates, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995.


                                                       COOPERS & LYBRAND, L.L.P.


San Jose, California
August 27, 1996